Exhibit 10.4

FINAL EXECUTION VERSION

SCION CARDIO-VASCULAR, INC.
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

            THIS EMPLOYMENT AGREEMENT (the “Agreement”), entered into this 27th day of October 2004 (the “Effective Date”), is by and between SCION CARDIO-VASCULAR, INC. (“SCV”) and MICHAEL LEVINSON (“Employee”).

R E C I T A L S:

            WHEREAS, SCV desires to employ Employee and Employee desires to be employed by SCV as its Executive Vice President and General Counsel in accordance with the terms, conditions and provisions of this Agreement.

            NOW THEREFORE, in consideration of the promises and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby forever acknowledged and confessed, the parties agree as follows:

AGREEMENT

1.	Recitals. The foregoing recitals are true and correct in all respects and are incorporated into this Agreement by reference.

2.

Employment.  SCV hereby employs Employee and Employee hereby accepts such employment to perform services for SCV as SCV’s Executive Vice President and General Counsel upon the terms and conditions set forth in this Agreement.  That certain previous employment agreement entered into by and between the Company and Employee dated September 1, 2002, is hereby terminated in its entirety.

3.

No Authority to Bind.  Employee shall not have authority, and it is expressly outside the scope of the employment created pursuant to this Agreement, to enter into any contracts binding upon SCV or to create any obligations on the part of SCV, unless otherwise authorized by the Board of Directors of SCV to do so.

4.	Services to be Provided by Employee.

(a)

Employment.  Employee shall devote time, knowledge, and skill to the employment that is the subject of this Agreement and shall render services on behalf of Employer during the Term of this Agreement.  Employee’s specific hours of employment shall be those that are determined jointly by Employer and Employee.  Company resources are to be used by Employee solely in the performance of his/her duties under this Agreement.

(b)

Employee’s Representations and Warranties.  The execution and delivery of this Agreement and the performance of the obligations of Employee hereunder will not violate or conflict with any provision of, and do not constitute a default under or breach of any contract, agreement, or other instrument to which Employee is a party.

FINAL EXECUTION VERSION

5.	Compensation.

(a)

Salary.  During the Term of this Agreement, in consideration for the Services rendered by Employee pursuant to this Agreement, SCV shall pay to Employee an annual salary of Ninety-six Thousand ($96,000), paid in arrears in equal installments in accordance with the accounts payable policies of SCV as may be in effect from time to time, but in no event less than semi-monthly.

(b)

Additional Benefits.  Participation in SCV’s 401K program (when available), reimbursement of preapproved business expenses, cellular telephone allowance for business use, and one (1) Florida SunPass for use in commuting to and from SCV’s office.

		(i)	Additional Days Off. Employee shall be entitled to paid leave for sick days, personal days, bereavement purposes and jury duty consistent with the policies set forth in SCV’s employment manual.

		(ii)	Car Allowance. SCV shall pay Employee $400 per month to defer automobile expenses incurred by Employee in the performance of his duties under this Agreement.

6.	Term and Termination.

(a)

Term.  The term of employment under this Agreement shall be for a period of three years (3) year commencing as of the Effective Date and automatically renewing for successive three (3) year terms (each, a “Renewal Term”) upon the anniversary of the Effective Date, unless either party provides the other advance written notice of its intent not to renew not less than sixty (60) days prior to the end of the then existing term.

	(b)	Death of Employee. In the event of Employee’s death, this Agreement shall automatically terminate.

(c)

Termination for Cause.  Either party shall be entitled to terminate this Agreement at any time “for cause”.  For purposes of this Agreement, the term “for cause” shall mean a material breach by the other party of a term of this Agreement, including any amendments hereto, after thirty (30) days written notice from the non-breaching party to the breaching party and failure of the breaching party to cure within the thirty (30) day period.

(d)

Effects of Termination.  Upon the termination of the Agreement, Employee’s duties shall cease as of the effective date of termination, and all benefits, except as otherwise specified in this Agreement and those required to be continued by law, will cease as of the effective date of termination.  Notwithstanding the foregoing, in the event this Agreement is terminated under the provisions of this Section, the Company shall provide to Employee the following:

		(i)	Three months severance, paid according to the Company’s usual payroll policies, including salary and benefits.

SCV Employment Agreement

FINAL EXECUTION VERSION

(ii)

Continuation and payment of the same or substantially the same health insurance coverage provided to Employee and his family during the term of his employment for a period of one (1) year following the date of termination.

7.	Business Records. All business records of SCV and those business records produced by Employee are and shall remain the property of SCV.

8.

Confidentiality.  Employee acknowledges that as a result of his/her employment, Employee may become informed of and have access to, valuable and confidential information of SCV including, but not limited to, vendor and customer lists, financial records, trademarks, patents, copyrights, products under development, marketing techniques, operations, contracts and any other information disclosed to or known by Employee as a result of his/her employment by SCV and not generally known in the trade or industry in which SCV is engaged (the “Confidential Information”).  Even though the Confidential Information may be contributed to, developed or acquired in whole or in part by Employee, all of the Confidential Information shall remain the exclusive property of SCV to be held by Employee in trust and solely for SCV’s benefit.  Accordingly, except as required by law, Employee shall not, at any time, either during or subsequent to the Term of this Agreement, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of SCV, except to responsible officers and employees of SCV and other responsible persons who are in a contractual or fiduciary relationship with SCV and except for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than Employee.  Upon the termination or expiration of this Agreement, Employee shall promptly deliver to SCV all deliverable Confidential Information that is in Employee’s possession or control.

9.	Survival. The covenants and provisions in Section 8 shall survive the expiration or termination of this Agreement.

10.

Notices.  Any notice required or permitted to be given under this Agreement shall be deemed duly given if in writing and when received by registered or certified mail, by overnight express, or by hand delivery to SCV or Employee at the addresses set forth as follows or to any other address of which notice of the change is given to the parties hereto:

	To SCV:	Scion Cardio-Vascular, Inc. 14256 SW 119th Avenue Miami, Florida 33186

	To Employee:	Michael Levinson 765 West 49th Street Miami Beach, Florida 33140

11.

Entire Agreement/Modification.  This Agreement constitutes the entire agreement between the parties relating to Employee’s employment by SCV and supersedes any and all prior agreements or oral representations by either party related thereto. This Agreement shall not be changed, modified or amended in any respect except by a written instrument signed by the parties hereto.

SCV Employment Agreement

FINAL EXECUTION VERSION

12.

Choice of Law and Invalid Provisions.  This Agreement is made and delivered in, and shall be governed by, and construed in accordance with, the applicable laws of the State of Florida and if any term or part of this Agreement shall be determined to be invalid, illegal or unenforceable in whole or in part, the validity of the remaining part of such term or the validity of any other term of this Agreement shall not in any way be affected. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area that would cure the invalidity or unenforceability.

13.

Status of Employee.  Employee, in the performance of services under this Agreement, is a bona fide employee of SCV. Accordingly, SCV shall deduct from the compensation paid to Employee any sums for income tax, social security or other withholding as may be required by any law or other requirement or any government body. Employee shall, at all times during the Term be bound by and conduct herself in compliance with all personnel and other policies and rules of SCV.

14.

Binding Effect/Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Employee shall not assign this Agreement without the specific written consent of SCV that may be withheld in SCV's sole and absolute discretion. Any assignment in violation of this Section 18 shall be void and of no legal force and effect.

15.

Waiver.  A waiver by any party of any of the terms and conditions hereof shall not be construed as a general waiver by such party and such party shall be free to reinstate any such term or condition, with or without notice to the other party.

16.	Representations and Covenants of the Employee. Employee covenants, represents and warrants to SCV that:

	(a)	Employee agrees to be bound by and comply with all rules, policies and regulations of SCV.

	(b)	The foregoing covenants constitute a material inducement for SCV to enter into this Agreement

17.

Construction and Acknowledgment.  This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. All sections or paragraphs in this Agreement are for convenience only and are not deemed part of the content of this Agreement. Employee has read this Agreement in its entirety, understands its contents.

18.

Jurisdiction; Venue; Inconvenient Forum; Jury Trial. Any suit, action or proceeding with respect to this Agreement shall be brought in the Miami-Dade County Circuit Court for the Eleventh Judicial Circuit in and for Miami-Dade County, Florida or in the U.S. District Court for the Southern District of Florida Miami Division, and the parties accept the exclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding.  Each party waives all rights to any trial by jury in all litigation relating to or arising out of this Agreement.

SCV Employment Agreement

FINAL EXECUTION VERSION

19.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

EMPLOYEE:

Michael Levinson

SCV:

SCION CARDIO-VASCULAR, INC.

By:
George Golik, President

SCV Employment Agreement